Exhibit 2.1
NUMBER, MAGAL SECURITY SYSTEMS LTD, SHARES

INCORPORATED UNDER THE LAWS OF THE STATE OF ISRAEL

CINS M6786D 10 4

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CETIFIES that SPECIMEN is the Registered Holder of FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF NIS 1.0 EACH of Magal Security Systems Ltd. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Memorandum of Association and Articles of Association of the Corporation and all amendments thereto, to all of which the holder by acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. IN WITNESS WHE9EOF, the Corporation has caused this Certificate to be issued.

Dated: CHAIRMAN OF THE BOARD OF DIRECTORS, PRESIDENT AND CHIEF EXECUTIVE OFFICER

AMERICAN BANK NOTE COMPANY

countersigned and registere: American Stock Transfer & trust company, llc (new york, ny) transfer agent and registrar

BY

AUTHORIZED SIGNATURE

MAGAL SECURITY SYSTEMS LTD.

The Corporation will furnish without charge to each shareholder who so requests a complete statement of the powers, designations, preferences and relative participating optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request should be addressed to the Secretary of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNTF GIFT MIN ACT -	____________________ Custodian __________________
			(Cust)	(Minor)
TEN ENT	- as tenants by the entireties		Under Uniform Gifts to Minor Act ________________
JT TEN	- as joint tenants with rights of survivorship and not as tenants in common		(State)

Additional abbreviations may also be used though not in the above list.

For value received, ________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewritename and address including postal zip code of assignee

Shares represe nt ed by the within Certificate, and do here by irrevocably constitute  and appoint

Attorney to transfer the said  shares on the books of  the within-named Corporation with full power of substitution in the premises.

Dated,

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE($) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM). PURSUANT TO S.E.C. AULE 17Ad-15.